EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Vermont Pure Holdings, Ltd.
Randolph, Vermont

We consent to the incorporation by reference in Registration Statement No. 33-95908 on Form S-8 of Vermont Pure Holdings, Ltd. of our report, dated January 5, 2001, appearing in the Annual Report on Form 10-K of Vermont Pure Holdings, Ltd. for the year ended October 31, 2000.

FELDMAN SHERB HOROWITZ & CO. P.C


New York, New York
January 5, 2001